UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): September 17, 2008
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
incorporation)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of ION Geophysical Corporation (“ION”) that was filed with the Securities and Exchange Commission (“SEC”) on September 23, 2008. ION filed the Current Report on Form 8-K to report, among other things, that ION had completed its acquisition of ARAM Systems Ltd., and its affiliated company, Canadian Seismic Rentals Inc., from their shareholders.
     The purpose of this Amendment is to provide the audited and unaudited historical financial statements of the businesses acquired as required by Item 9.01(a) of Form 8-K and the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K. These financial statements and related pro forma information were not available as of the date of the original filing and were excluded pursuant to Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.
     This Amendment amends and restates in its entirety Item 9.01 of the Current Report on Form 8-K, filed with the SEC on September 23, 2008.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

Audited combined balance sheets of the ARAM Group of Companies as of December 31, 2007 and 2006, the related audited combined statements of net income, comprehensive income and retained earnings and cash flows for the years ended December 31, 2007, 2006 and 2005, including the auditors’ report thereon, the unaudited combined balance sheet of the ARAM Group of Companies as of June 30, 2008, the related unaudited combined statements of net income, comprehensive income and retained earnings and cash flows for the six months ended June 30, 2008 and 2007 and the notes to such financial statements are filed as Exhibit 99.2 to this Form 8-K and are incorporated herein by such reference.

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Combined Financial Information: unaudited pro forma condensed combined balance sheet of ION Geophysical Corporation as of June 30, 2008, the unaudited pro forma condensed combined statements of operations of ION Geophysical Corporation for the year ended December 31, 2007 and the six months ended June 30, 2008 and the notes to unaudited pro forma financial information appear beginning on page F-1 of this Form 8-K.

(d)	Exhibits.

*2.1	Amended and Restated Share Purchase Agreement, dated as of September 17, 2008, by and among ION Geophysical Corporation, ARAM Systems Ltd., Canadian Seismic Rentals Inc. and the Sellers party thereto.

*10.1	First Amendment to Amended and Restated Credit Agreement and Domestic Security Agreement, dated as of September 17, 2008, by and among ION Geophysical Corporation, ION International S.À R.L., HSBC Bank USA, N.A., as administrative agent, joint lead arranger and joint bookrunner, ABN AMRO Incorporated, as joint lead arranger and joint bookrunner, and CitiBank, N.A., as syndication agent.

*10.2	Senior Increasing Rate Note, dated September 18, 2008, made by ION Geophysical Corporation in favor of Jefferies Finance CP Funding LLC.

*10.3	Promissory Note, dated September 18, 2008, made by 3226509 Nova Scotia Company in favor of 1236929 Alberta Ltd.

2

*10.4	Subordinated Promissory Note, dated September 18, 2008, made by 3226509 Nova Scotia Company in favor of 1236929 Alberta Ltd.

23.1	Consent of PricewaterhouseCoopers LLP.

*99.1	Press release, dated September 18, 2008, announcing the completion of the acquisition of ARAM Systems Ltd. and Canadian Seismic Rentals Inc.

99.2	Audited combined balance sheets of the ARAM Group of Companies as of December 31, 2007 and 2006, the related audited combined statements of net income, comprehensive income and retained earnings and cash flows for the years ended December 31, 2007, 2006 and 2005, including the auditors’ report thereon, the unaudited combined balance sheet of the ARAM Group of Companies as of June 30, 2008, the related unaudited combined statements of net income, comprehensive income and retained earnings and cash flows for the six months ended June 30, 2008 and 2007 and the notes to such financial statements.

*	Filed with the original Current Report on Form 8-K filed on September 23, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2008	ION GEOPHYSICAL CORPORATION

	By:	/s/ DAVID L. ROLAND David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
          The following unaudited pro forma condensed combined financial statements and related information have been compiled by the application of pro forma adjustments to the historical consolidated financial statements of ION and to reflect the combination of ION’s historical consolidated financial data and the combined historical financial data of ARAM Systems Ltd., Canadian Seismic Rentals Inc. and their affiliated companies, which we sometimes refer to as the “ARAM Group of Companies” or “ARAM.” The unaudited pro forma condensed combined balance sheet of ION as of June 30, 2008 gives effect to ION’s acquisition of the shares of ARAM Systems Ltd. and Canadian Seismic Rentals Inc., and the related financing transactions in connection therewith, as if such events had occurred as of such date. The unaudited pro forma condensed combined statements of operations of ION for the year ended December 31, 2007 and for the six months ended June 30, 2008, give effect to such transactions as if such events had occurred as of January 1, 2007.
          The unaudited pro forma adjustments are based upon currently available information and assumptions that we believe to be reasonable under the circumstances. The following unaudited pro forma condensed combined financial data are for informational purposes only and do not purport to represent what our results of operations or financial position actually would have been if the transactions referred to above had occurred at any date, and should not be taken as representative of our future results of operations or financial position. The unaudited pro forma condensed combined financial statements and related information do not include any adjustments related to any restructuring charges, profit improvements, potential cost savings or one-time charges which may result from ION’s acquisition of ARAM, and the related financing transactions, or the result of final valuations of certain tangible and intangible assets and liabilities.
          The following unaudited pro forma condensed combined financial statements and related information should be read in conjunction with:
•	ION’s historical audited consolidated financial statements as of and for the year ended December 31, 2007 and unaudited consolidated financial statements as of June 30, 2008 and for the six months ended June 30, 2007 and 2008, as included in ION’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended by Form 10-K/A filed with the SEC on March 4, 2008, and in ION’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008; and

•	The audited combined balance sheets of the ARAM Group of Companies as of December 31, 2007 and 2006, the related audited combined statements of net income, comprehensive income and retained earnings and cash flows for the years ended December 31, 2007, 2006 and 2005, the unaudited combined balance sheet of the ARAM Group of Companies as of June 30, 2008 and the related unaudited combined statements of net income, comprehensive income and retained earnings and cash flows for the six months ended June 30, 2008 and 2007, filed as Exhibit 99.2 to this Amendment No. 1 on Form 8-K/A, and incorporated herein by reference.
          The acquisition of ARAM has been accounted for using purchase accounting in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141 “Business Combinations.” The unaudited pro forma condensed combined financial data presented, including the allocation of the purchase price, is based on preliminary estimates of the fair market values of assets acquired and liabilities assumed, available information and assumptions and will be revised as additional information becomes available. As of the date of this Amendment No. 1 on Form 8-K/A, ION has not completed the valuation studies necessary to estimate the final fair market values of the assets it has acquired and liabilities it has assumed and the related allocation of purchase price. The actual adjustments to ION’s consolidated financial statements will depend on a number of factors, many of which are not presently known. Therefore, actual adjustments will differ from the pro forma adjustments, and the differences may be material.

ION GEOPHYSICAL CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2008

		ARAM
	ION	Adjusted	Pro Forma		Pro Forma
	Historical	Historical (1)	Adjustments		Combined
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$18,785	$11,941	$(20,603	) (2)(4)(7)	$10,123
Restricted cash	6,066	—	—		6,066
Accounts and notes receivable, net	175,217	20,330	(1,182	) (6)	194,365
Unbilled receivables	52,506	—	—		52,506
Inventories	189,197	44,665	6,042	(2)(6)	239,904
Prepaid expenses and other current assets	9,308	4,110	14,106	(2)(4)	27,524

Total current assets	451,079	81,046	(1,637)		530,488
Non-current deferred income tax asset	2,964	841	—		3,805
Property, plant and equipment, net	38,321	28,588	—		66,909
Multi-client data library, net	82,792	—	—		82,792
Investments at cost	4,954	—	—		4,954
Goodwill	151,478	—	154,115	(2)	305,593
Intangible and other assets, net	47,144	2,904	114,326	(2)(4)(13)	164,374

Total assets	$778,732	$113,379	$266,804		$1,158,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and current maturities of long-term debt	$14,476	$5,422	$166,739	(4)(7)	$186,637
Accounts payable	51,418	5,009	(714	) (7)(12)	55,713
Accrued expenses	60,736	2,114	2,541	(2)(7)(12)	65,391
Accrued multi-client data library royalties	36,352	—	—		36,352
Deferred revenue	20,835	1,239	—		22,074
Deferred income tax liability	2,792	—	1,623	(2)	4,415

Total current liabilities	186,609	13,784	170,189		370,582
Long-term debt, net of current maturities	7,965	2,734	110,938	(4)	121,637
Non-current deferred income tax liability	2,822	—	34,220	(2)	37,042
Other long-term liabilities	4,104	5,697	(5,697	) (7)	4,104
Fair value of preferred stock redemption features	1,042	—	—		1,042

Total liabilities	202,542	22,215	309,650		534,407

Cumulative convertible preferred stock	68,785	—	—		68,785

Stockholders’ equity:
Total stockholders’ equity	507,405	91,164	(42,846	) (9)	555,723

Total liabilities and stockholders’ equity	$778,732	$113,379	$266,804		$1,158,915

ION GEOPHYSICAL CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2007

		ARAM
	ION	Adjusted	Pro Forma		Pro Forma
	Historical	Historical (1)	Adjustments		Combined
	(In thousands, except per share amounts)
Product revenues	$537,691	$128,811	$(3,632	) (6)	$662,870
Service revenues	175,420	—	—		175,420

Total net revenues	713,111	128,811	(3,632)		838,290

Cost of products	390,512	68,450	8,410	(3)(6)(14)	467,372
Cost of services	119,679	—	—		119,679

Gross profit	202,920	60,361	(12,042)		251,239

Operating expenses:
Research, development and engineering	46,302	3,779	—		50,081
Marketing and sales	43,877	3,769	—		47,646
General and administrative	48,847	13,135	—		61,982

Total operating expenses	139,026	20,683	—		159,709

Income from operations	63,894	39,678	(12,042)		91,530
Interest expense	(6,283)	(920)	(24,196	) (5)(8)	(31,399)
Interest income	1,848	1,217	—		3,065
Loss on debt conversion	(2,902)	—	—		(2,902)
Other income (expense)	(1,090)	324	—		(766)

Income before income taxes	55,467	40,299	(36,238)		59,528
Income tax expense	12,823	13,268	(11,758	) (10)	14,333

Net income	42,644	27,031	(24,480)		45,195
Preferred stock dividends and accretion	2,388	—	—		2,388

Net income applicable to common shares	$40,256	$27,031	$(24,480)		$42,807

Earnings per share:
Basic net income per share	$0.49				$0.50

Diluted net income per share	$0.45				$0.46

Weighted average number of common shares outstanding:
Basic	81,941		3,629	(11)	85,570
Diluted	97,321		3,629	(11)	100,950

ION GEOPHYSICAL CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2008

		ARAM
	ION	Adjusted	Pro Forma		Pro Forma
	Historical	Historical (1)	Adjustments		Combined
	(In thousands, except per share amounts)
Product revenues	$197,394	$46,446	$(1,190	) (6)	$242,650
Service revenues	123,430	—	—		123,430

Total net revenues	320,824	46,446	(1,190)		366,080

Cost of products	132,254	25,533	3,650	(3)(6)(14)	161,437
Cost of services	82,155	—	—		82,155

Gross profit	106,415	20,913	(4,840)		122,488

Operating expenses:
Research, development and engineering	24,009	1,479	—		25,488
Marketing and sales	23,378	1,670	—		25,048
General and administrative	28,997	4,328	—		33,325

Total operating expenses	76,384	7,477	—		83,861

Income from operations	30,031	13,436	(4,840)		38,627
Interest expense	(1,139)	(456)	(13,552	) (5)(8)	(15,147)
Interest income	1,077	474	—		1,551
Other income (expense)	332	(246)	—		86
Fair value adjustment of preferred stock redemption features	173	—	—		173

Income before income taxes	30,474	13,208	(18,392)		25,290
Income tax expense	5,583	4,003	(6,007	) (10)	3,579

Net income	24,891	9,205	(12,385)		21,711
Preferred stock dividends and accretion	1,818	—	—		1,818

Net income applicable to common shares	$23,073	$9,205	$(12,385)		$19,893

Earnings per share:
Basic net income per share	$0.25				$0.20

Diluted net income per share	$0.24				$0.20

Weighted average number of common shares outstanding:
Basic	94,095		3,629	(11)	97,724
Diluted	98,047		3,629	(11)	101,676

ION GEOPHYSICAL CORPORATION
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
(1) Certain amounts reflected in the historical financial statements of the ARAM Group of Companies have been reclassified to conform to ION’s historical financial statement presentation. Also, the balances have been translated from their Canadian dollar functional currency to the U.S. dollar at an exchange rate. A reconciliation has been provided after these notes to adjust for these reclassifications and to translate the historical Canadian financial statements to the U.S. dollar.
(2) The following is the preliminary estimate of the purchase price (in thousands) for the ARAM acquisition:

Cash payment paid for ARAM shares	$235,969
Short-term notes issued to one of the sellers	45,000
ION common stock valued at $13.49 per share	48,958
Estimated acquisition costs	6,000

Total purchase price	$335,927

The purchase price is subject to certain working capital adjustments after closing. In addition, ION issued promissory notes in the aggregate original principal amount of $45.0 million as part of the purchase price. When ION repays these notes, $35.0 million of the cash repayment amount will be deposited into escrow for post-closing purchase price adjustments and to secure indemnification obligations of the parties.
The purchase price reflects adjustments related to the estimated unpaid (at closing) seller transaction costs and change of control payments of approximately $3.3 million (a reduction to the total cash payment for the ARAM shares); and an increase to the total cash payment for the ARAM shares related to the certain estimated pre-acquisition income tax receivables of approximately $10.7 million, for which claims for tax refunds will be filed with the appropriate taxing authorities and are anticipated to be received by ARAM subsequent to the closing date of the acquisition. This income tax receivable relates to $35 million (CAD) in total discretionary bonuses that ARAM paid to certain of its employees prior to the acquisition by ION. The payment of these bonuses was not a condition of continued employment subsequent to the acquisition.
This preliminary estimate of the purchase price has been allocated as presented below based upon a preliminary fair value assessment of the assets and liabilities of ARAM at June 30, 2008. This fair value assessment is expected to be finalized in the fourth quarter of 2008.

	Book Value of
	Assets and			Preliminary
	Liabilities	Pro forma		Purchase Price	Preliminary Fair
	at June 30, 2008	Adjustments		Allocation	Value
Current assets	$81,046	$456	(2)(7)	$5,500	$87,002
Property, plant and equipment	28,588	—		—	28,588
Other long-term and intangible assets	3,745	(2,440	) (13)	116,000	117,305
Goodwill	—	—		154,115	154,115
Current liabilities	(13,784)	1,278	(2)(7)	(1,623)	(14,129)
Long-term capital lease obligations	(2,734)	—		—	(2,734)
Other long-term liabilities	(5,697)	5,697	(7)	—	—
Deferred tax liability	—	—		(34,220)	(34,220)

	$91,164	$4,991		$239,772	$335,927

(3) To reflect pro forma adjustment to amortization expense ($14.7 million and $7.3 million for the year ended December 31, 2007 and the six months ended June 30, 2008, respectively) related to the acquired intangible assets (core technology, customer relationships, trade name and non-compete agreements). The acquired intangible assets will be amortized over their estimated useful lives ranging from 5 years to 10 years.
(4) To reflect the borrowings associated with the $125 million term loans, the revolving credit borrowings under ION’s Amended and Restated Credit Facility, borrowings under the Short-Term Bridge Loan, and the Senior Seller Note and the Subordinated Seller Note (as those terms are defined in the Form 8-K filed on September 23, 2008), which were made or entered into on September 18, 2008. The interest rate on the term loans and the revolving credit borrowings was 6.3% at September 30, 2008.
The $125 million term loans are subject to scheduled quarterly principal payments, commencing on December 31, 2008, until their maturity in September 2013. ION incurred approximately $3.5 million of costs associated with issuance of the term loans that will be amortized to maturity.
The Short-Term Bridge Loan of $40.0 million was borrowed under an unsecured senior increasing rate note in the original principal amount of $40.8 million. The Short-Term Bridge Loan was issued at a 2.0% original issue discount. The original principal amount of $40.8 million must be repaid in full on its maturity date of December 31, 2008. ION incurred approximately $1.9 million of costs associated with issuance of this loan that will be amortized to maturity. The interest rate on the Short-Term Bridge Loan was 13.6%, which is the weighted average of the set rates over the fourth quarter.
The maturity date of the Senior Seller Note in the original principal amount of $35.0 million is the earlier to occur of (x) September 18, 2009, and (y) the date that a cash amount equal to $35.0 million, plus an amount of interest accrued on the Senior Seller Note that is equal to 3.0% per annum (representing a portion of the total accrued and unpaid interest on the Senior Seller Note), is deposited into an escrow account. The Subordinated Seller Note’s original principal amount of $10.0 million and accrued interest thereon are due and payable on the date that is one day following the maturity date of the Senior Seller Note. For the Senior Seller Note, the interest rate was 9% per annum as of September 30, 2008, while the Subordinated Seller Note was at 10% per annum. Each of these notes interest rates increase over their respective terms. For the Senior Seller Note, the interest rate increases from 9% to 15% per annum, and the Subordinated Seller Note increases from 10% to 16% per annum.
Under the Amended and Restated Credit Facility, the Company is obligated by no later than December 31, 2008 to have sufficient cash on hand to repay (i) the $72.0 million borrowed under the revolving credit facility to pay a portion of the cash purchase price consideration for the ARAM acquisition and (ii) $45.0 million of aggregate unsecured indebtedness owed by the Company to one of the former shareholders of ARAM as part of the purchase price for the ARAM acquisition. It is anticipated that the Company will seek and obtain additional long-term debt financing to fund these repayment obligations on or before December 31, 2008.
ION currently expects to repay the indebtedness under the Short-Term Bridge Loan, the Senior Seller Note and the Subordinated Seller Note and pay down the $72.0 million revolving credit indebtedness under its Amended and Restated Credit Facility through proceeds from the additional debt financing. ION has entered into a commitment letter dated September 18, 2008 (the “Commitment Letter”), with Jefferies Finance LLC pursuant to which Jefferies Finance LLC has agreed, subject to the terms and upon satisfaction of the conditions contained in the Commitment Letter, to act in the capacities of sole advisor, sole administrative agent, sole collateral agent (if applicable), sole book-runner, sole lead arranger and sole syndication agent in connection with a proposed $150.0 million senior bridge loan facility. This bridge loan facility would be drawn down in the event that other types of additional debt financing, including other long-term indebtedness that ION may attempt to raise (such as high-yield note indebtedness), is not obtained. The Commitment Letter expires by its terms on December 31, 2008. Any funding under the bridge loan facility is subject to certain conditions that must be satisfied prior thereto, and no assurances can be made that ION will be successful in incurring this long-term indebtedness or any other indebtedness to refinance the Short-Term Bridge Loan, the Senior Seller Note, the Subordinated Seller Note and the $72.0 million revolving credit indebtedness under the Amended Credit Facility.
(5) To reflect the pro forma adjustment to interest expense associated with the $125 million term loans and the revolving credit borrowings under the Amended and Restated Credit Facility, the Short-Term Bridge Loan, the Senior Seller Note and the Subordinated Seller Note and the amortization impact associated with their debt costs. The interest rate on the term loans and the revolving credit borrowings under the Amended and Restated Credit

Facility as of September 30, 2008 was 6.3%. Because the interest rate is dependent on market conditions, a 1/8% change in interest rate would increase or decrease interest expense by $1.6 million for each outstanding loan.
(6) To eliminate the revenue ($3.6 million for the year ended December 31, 2007 and $1.2 million for the six months ended June 30, 2008) and costs of goods sold ($2.6 million for the year ended December 31, 2007 and $0.6 million for the six months ended June 30, 2008) associated with sales between ION and ARAM and to eliminate the balance sheet accounts associated with those activities.
(7) To reflect payments made by ARAM on the amounts due to its related parties and its former officers ($6.1 million at June 30, 2008) and its outstanding bank debt ($4.0 million at June 30, 2008). These balances were paid off by ARAM prior to the closing of the acquisition.
(8) To reflect the pro forma interest savings related to the payments made by ARAM on amounts due to its related parties and its outstanding bank debt (see Note 7). This pro forma interest savings adjustment assumes these interest-bearing obligations were paid off at the beginning of the period.
(9) To reflect the pro forma adjustments to stockholders’ equity (in thousands) as follows:

Issuance of ION common stock to fund a portion of the purchase price (3,629,211 shares valued at $13.49 per share)	$48,958
Elimination of ARAM’s historical stockholders’ equity	(91,164)
Entry to reflect the unrecognized profit on sales from ION to ARAM	(640)

$(42,846)

(10) To reflect the income tax benefit related to the effect of the pro forma adjustments at the applicable statutory rates.
(11) To reflect the pro forma adjustment to the weighted average number of shares outstanding resulting from the issuance of 3,629,211 shares of ION common stock.
(12) To reflect the pro forma adjustment to reduce ION’s accounts payable by $0.5 million and accrued liabilities by $0.7 million relating to the transaction costs accrued for at June 30, 2008. Because the total estimated transaction costs ($6.0 million) have been reflected as a reduction in cash, the amounts accrued for at June 30, 2008 were eliminated.
(13) To reflect a pro forma adjustment of $2.4 million to remove the cash surrender value of certain ARAM life insurance policies that were excluded from the acquisition of ARAM by ION.
(14) To reflect a pro forma adjustment ($3.7 million for the year ended December 31, 2007 and $3.1 million for the six months ended June 30, 2008) to conform ARAM’s rental pool depreciation accounting method with ION’s accounting policies. ARAM’s significant accounting policies are consistent with those of ION, with one exception: ARAM depreciates its rental equipment based upon a straight-line basis of 40% per annum (2.5 years), while ION depreciates these assets using a straight-line basis, using two to five years. Based upon ION’s initial assessment of the nature of the equipment in ARAM’s rental pool, the majority of these assets fall into the five-year category under ION’s accounting policy.

ARAM UNAUDITED COMBINED BALANCE SHEET
ADJUSTED FOR CURRENCY TRANSLATION
June 30, 2008

			ARAM
	ARAM	Exchange	Translated
	Historical	Rate (A)	Historical
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$12,162	0.9818	$11,941
Accounts and notes receivable	20,707	0.9818	20,330
Inventories	45,493	0.9818	44,665
Prepaid expenses and other current assets	4,187	0.9818	4,110

Total current assets	82,549	0.9818	81,046
Non-current deferred income tax asset	857	0.9818	841
Property, plant and (including rental) equipment, net	29,118	0.9818	28,588
Other assets	2,958	0.9818	2,904

Total assets	$115,482	0.9818	$113,379

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and current maturities of long-term debt	$5,523	0.9818	$5,422
Accounts payable	5,102	0.9818	5,009
Accrued expenses	2,153	0.9818	2,114
Deferred revenue	1,262	0.9818	1,239

Total current liabilities	14,040	0.9818	13,784
Capital lease obligations, net of current maturities	2,785	0.9818	2,734
Other long-term liabilities	5,803	0.9818	5,697

Total liabilities	22,628	0.9818	22,215

Stockholders’ equity:
Total stockholders’ equity	92,854	0.9818	91,164

Total liabilities and stockholders’ equity	$115,482	0.9818	$113,379

(A)	To reflect the translation of Canadian dollar balances to U.S. dollar balances using the end of period exchange rate as of June 30, 2008.

ARAM UNAUDITED COMBINED STATEMENT OF OPERATIONS
ADJUSTED FOR CURRENCY TRANSLATION AND RECLASSIFICATIONS
Year Ended December 31, 2007

			ARAM		ARAM
	ARAM	Exchange	Translated	Reclassifications	Adjusted
	Historical	Rate (A)	Historical	(B)	Historical
			(In thousands)
Product revenues	$137,384	0.9376	$128,811	$—	$128,811
Cost of products	73,006	0.9376	68,450	—	68,450

Gross profit	64,378	0.9376	60,361	—	60,361

Operating expenses:
Selling, general and administrative	22,059	0.9376	20,683	(20,683)	—
Interest income	(1,298)	0.9376	(1,217)	1,217	—
Interest and bank charges	982	0.9376	920	(920)	—
Other expense (income)	(689)	0.9376	(646)	646	—
Research, development and engineering	—	0.9376	—	3,779	3,779
Marketing and sales	—	0.9376	—	3,769	3,769
General and administrative	—	0.9376	—	13,135	13,135

Total operating expenses	21,054	0.9376	19,740	943	20,683

Income from operations	43,324	0.9376	40,621	(943)	39,678
Interest expense	—	0.9376	—	(920)	(920)
Interest income	—	0.9376	—	1,217	1,217
Other (expense) income	(343)	0.9376	(322)	646	324

Income before income taxes	42,981	0.9376	40,299	—	40,299
Income tax expense	14,151	0.9376	13,268	—	13,268

Net income	$28,830	0.9376	$27,031	$—	$27,031

(A)	To reflect the translation of Canadian dollar balances to U.S. dollar balances using the average exchange rate over the period as of December 31, 2007.

(B)	Amounts have been reclassified to conform to the ION’s historical financial statement presentation.

ARAM UNAUDITED COMBINED STATEMENT OF OPERATIONS
ADJUSTED FOR CURRENCY TRANSLATION AND RECLASSIFICATIONS
Six Months Ended June 30, 2008

			ARAM		ARAM
	ARAM	Exchange	Translated	Reclassifications	Adjusted
	Historical	Rate (A)	Historical	(B)	Historical
			(In thousands)
Product revenues	$46,684	0.9949	$46,446	$—	$46,446
Cost of products	25,664	0.9949	25,533	—	25,533

Gross profit	21,020	0.9949	20,913	—	20,913

Operating expenses:
Selling, general and administrative	7,515	0.9949	7,477	(7,477)	—
Interest income	(476)	0.9949	(474)	474	—
Interest and bank charges	458	0.9949	456	(456)	—
Other expense (income)	173	0.9949	172	(172)	—
Research, development and engineering	—	0.9949	—	1,479	1,479
Marketing and sales	—	0.9949	—	1,670	1,670
General and administrative	—	0.9949	—	4,328	4,328

Total operating expenses	7,670	0.9949	7,631	(154)	7,477

Income from operations	13,350	0.9949	13,282	154	13,436
Interest expense	—	0.9949	—	(456)	(456)
Interest income	—	0.9949	—	474	474
Other income (expense)	(74)	0.9949	(74)	(172)	(246)

Income before income taxes	13,276	0.9949	13,208	—	13,208
Income tax expense	4,024	0.9949	4,003	—	4,003

Net income	$9,252	0.9949	$9,205	$—	$9,205

(A)	To reflect the translation of Canadian dollar balances to U.S. dollar balances using the average exchange rate over the period as of June 30, 2008.

(B)	Amounts have been reclassified to conform to the ION’s historical financial statement presentation.

EXHIBIT INDEX

Exhibits	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.2	Audited combined balance sheets of the ARAM Group of Companies as of December 31, 2007 and 2006, the related audited combined statements of net income, comprehensive income and retained earnings and cash flows for the years ended December 31, 2007, 2006 and 2005, including the auditors’ report thereon, and unaudited combined balance sheet of the ARAM Group of Companies as of June 30, 2008, the related unaudited combined statements of net income, comprehensive income and retained earnings and cash flows for the six months ended June 30, 2008 and 2007, and the notes to such combined financial statements.